REORGANIZATION AND STOCK PURCHASE AGREEMENT

                                     by and between

                           Jones Naughton Entertainment, Inc.
                                 a Colorado corporation

                                          and

                                   Auctionomics, Inc.
                                  a Nevada corporation

                                  and its shareholders

                       REORGANIZATION AND STOCK PURCHASE AGREEMENT

REORGANIZATION AND STOCK PURCHASE AGREEMENT ("Agreement"), dated June 10, 1999, by and among Jones Naughton Entertainment, Inc., a Colorado corporation (hereinafter referred to as "JNNE"), Auctionomics, Inc., a Nevada corporation (hereinafter referred to as "Auction"), and Harvey A. Turell, an individual and Nathan Wolfstein, an individual (each of Turell and Wolfstein shall be referred to as a "Shareholder" and collectively the "Shareholders").
 Each of JNNE, Auction, and the Shareholders shall be referred to herein as a "Party" and collectively as the "Parties."

                                  W I T N E S S E T H

WHEREAS, the Shareholders collectively own 100% of the issued and outstanding common stock of Auction as set forth in Exhibit "A" attached hereto;

WHEREAS, The Shareholders desire to sell and JNNE desires to purchase 7,500 of the shares of Auction owned by the Shareholders
(the "Auction Shares") in accordance with the terms set forth herein;

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                       ARTICLE 1
                            SALE AND PURCHASE OF THE SHARES

1.1 Sale of the Auction Shares. At the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to JNNE and JNNE shall purchase from the Shareholders, all of the Auction Shares. JNNE shall pay to the Shareholders, or their assigns, as consideration for the receipt of the Auction Shares, the following:

A. JNNE shall cause to be issued, within thirty (30) days of the Closing, an aggregate of 500,000 shares of JNNE "restricted" common stock (the "JNNE Shares");

B. JNNE shall execute, within thirty (30) days of the Closing, warrants to acquire 500,000 shares of JNNE "restricted" common stock exercisable for a period of two (2) years from the Closing at an exercise price of $0.50 per share (the "JNNE Warrants");

C.  Within ten (10) days of the Closing, JNNE shall provide
Auction with the sum of Twenty Five Thousand Dollars ($25,000) for working capital purposes.

D. Auction shall execute a Consulting Agreement with the Shareholders in form and substance subtstantially similar to Exhibit "D" attached hereto.

E. The Shareholders, or their assigns, will be entitled to a bonus equal to 25% of the Auction net income before taxes at the end of each fiscal year for so long as one or both remains a shareholder of Auction. If the number of shares of Auction stock owned by the Shareholders is reduced by their own actions, then the distribution will be adjusted down proportionately. The exact method of this distribution will be mutually agreed upon by the parties.

1.2   Position and Title.  Effective as of the Closing, Harvey
A. Turell shall serve as the President of Auction, and Joe Naughton shall serve as its Secretary and Treasurer. Each of the Shareholders will also be appointed as a Director of Auction, to serve at the discretion of the Auction shareholders. Effective as of the Closing, JNNE will appoint one (1) member to the Auction Board of Directors, of which there will be three (3) members.

                                       ARTICLE 2
                             REPRESENTATIONS AND WARRANTIES

2.1   Representations and Warranties of Auction and The
Shareholders. To induce JNNE to enter into this Agreement and to consummate the transactions contemplated hereby, Auction and the Shareholders represent and warrant, as of the date hereof and as of the Closing, as follows:

2.1.1 Auction and the Shareholders have the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Auction and the Shareholders.

2.1.2   Corporate Existence and Authority of Auction.
Auction is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.3 Capitalization of Auction. The authorized equity securities of Auction consists of 100,000 shares of common stock, par value $0.001, of which 10,000 shares are issued and outstanding.
 No other shares of capital stock of Auction are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Auction which provide for the purchase, issuance or transfer of any shares of the capital stock of Auction nor are there any outstanding securities granted or issued by Auction that are convertible into any shares of the equity securities of Auction, and none is authorized. Auction is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in Auction are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Auction's equity securities.

2.1.4 Subsidiaries. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. There are no Subsidiaries of Auction.

2.1.5 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either Auction or the Shareholders are a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Auction or the Shareholders; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Auction or the Shareholders or any of their respective actions.

2.1.6  Taxes.

2.1.6.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Auction which have become due and payable on the date hereof have been paid in full or adequately reserved against by Auction, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2 There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Auction, nor are there any actions, suits, proceedings, investigations or claims now pending against Auction, nor are there any actions, suits, proceedings, investigations or claims now pending against Auction in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Auction, and

2.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Auction.

2.1.7 Disputes and Litigation. There is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting Auction or any of its properties, assets or business or to which Auction is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Auction or any of its properties, assets or businesses; and
(c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Auction or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Auction or any such person's heirs, executors or administrators as against Auction.

2.1.8 Compliance with laws. Auction has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Auction has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Auction for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Auction.

2.1.9 Guaranties. Auction has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of Auction.

2.1.10 Books and Records. Auction keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of Auction contain records of its shareholders' and directors' meetings and of action taken by such shareholders and directors. The meeting of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. A true and accurate list of Auction assets and liabilities as of the Closing Date is attached hereto as Exhibit "B". Further, attached hereto as Exhibit "C" is a list of all contracts to which Auction is a party or obligated, and Auction hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

2.1.11  The Shareholders acknowledge that all of the JNNE
Shares and all shares of JNNE common stock issued upon exercise of the JNNE Warrants will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), that the Shares will include the restrictive legend set forth in Section 3.2 hereof, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless The Shareholders obtains written consent from JNNE and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.2   Representations and Warranties of JNNE.  To induce
Auction and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, JNNE represents and warrants, as of the date hereof and as of the Closing, as follows:

2.2.1 Corporate Existence and Authority of JNNE. JNNE is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.2.2 Capitalization of JNNE. The authorized equity securities of JNNE consists of 100,000,000 shares of common stock, of which approximately 74,000,000 shares are issued and outstanding as of the date hereof. No other shares of capital stock of JNNE are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in JNNE are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of JNNE's equity securities.

2.2.3 Subsidiaries. JNNE currently has one subsidiary, namely AMS Acquisition Corp., a Nevada corporation.

2.2.4 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which JNNE is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of JNNE; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on JNNE or any of its actions.

2.2.5 Registration Rights. If the Company at any time proposes to register any of its securities under the Act, including under an SB-2 Registration Statement or otherwise, it will each such time give written notice to the Shareholders of its intention so to do. Upon the written request of the Shareholders given within 30 days after receipt of any such notice, the Company will use its best efforts to cause the JNNE Shares and all shares underlying the exercise of the JNNE Warrants to be registered under the Act (with the securities which the Company at the time propose to register); provided, however, that the Company may, as a condition precedent to its effective such registration, require each Shareholder to agree with the Company and the managing underwriter or underwriters of the offering to be made by the Company in connection with such registration that such Shareholder will not sell any securities of the same class or convertible into the same class as those registered by the Company (including any class into which the securities registered by the Company are convertible) for such reasonable period after such registration becomes effective (not exceeding 90 days) as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Company's offering would be materially adversely affected in the absence of such an agreement. All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

                                       ARTICLE 3
                           CLOSING AND DELIVERY OF DOCUMENTS

3.1 Closing. The Closing shall be deemed to have occurred as of the date that each of the Parties hereto have executed this Agreement. Subsequent to the Closing the following shall occur as a single integrated transaction:

3.2   Delivery by JNNE:

(a)   Subsequent to the satisfaction of the requirements of
Section 5.1.4 hereof, JNNE shall deliver to the Shareholders the JNNE Shares and all instruments of conveyance and transfer required by Section 1.1(A) subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE,
AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE
YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR
RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

(b)   Subsequent to the satisfaction of the requirements of
Section 5.1.4 hereof, JNNE shall deliver to the Shareholders the JNNE Warrants.

3.3   Delivery by The Shareholders:

(a)   The Shareholders shall deliver to JNNE all of the Auction
Shares and all instruments of conveyance and transfer required by
Section 1.1.

                                       ARTICLE 4
                     CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

4.1 Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the approval of the Board of Directors of JNNE, which shall be delivered at the Closing.

4.2 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties;

4.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                        ARTICLE 5
                                       COVENANTS

5.1 To induce JNNE to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made the Shareholders covenant and agree as follows:

5.1.1 Notices and Approvals. The Shareholders agrees: (a) to give and to cause Auction to give all notices to third parties which may be necessary or deemed desirable by JNNE in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause Auction to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by JNNE in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause Auction to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by JNNE in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.1.2   Information for JNNE's Statements and Applications.
The Shareholders and Auction and their employees, accountants and attorneys shall cooperate fully with JNNE in the preparation of any statements or applications made by JNNE to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish JNNE with all information concerning the Shareholders and Auction necessary or deemed desirable by JNNE for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

5.1.3 Access to Information. JNNE, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Shareholders and Auction and have full access to all of the books and records of the other during reasonable business hours.
Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

5.1.4 Conditions Subsequent. The Shareholders and Auction acknowledge and agree that they will be responsible for the development and delivery of an Internet web site to market and sell merchandise in an auction format. The Shareholders and Auction agree to work with Joe Naughton, President of JNNE, in the development of said site. In addition, Auction shall demonstrate that it has at least three (3) working relationships with significant auction vendors. If, in the event JNNE has not consented (which consent shall not be unreasonably withheld but shall be in the sole discretion of JNNE) to the satisfaction of Auction's obligations under this Section 5.1.4 within sixty (60) days of the Closing, then JNNE shall have the option, in its sole discretion, to terminate this Agreement and cancel each and all of the transactions called for herein. In the event of an anticipated termination of this Agreement pursuant to this Section 5.1.4, JNNE shall provide written notice to the Shareholders and Auction within the sixty (60) day time period and the Shareholders and Auction shall have a period of not less than ten (10) days to correct any deficiencies set forth in the notice. In the event of the termination of this Agreement pursuant to this Section 5.1.4, then (i) the Shareholders and Auction shall repay to JNNE the sums paid by JNNE in accordance with
Section 1.1(C) hereof and shall return to JNNE the JNNE Shares and the Warrants issued in accordance with Section 1.1(A) and 1.1(B) hereof, and (ii) JNNE shall return to the Shareholders the Auction Shares.

5.2 To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made JNNE covenants and agrees as follows:

5.2.1 Access to Information. The Shareholders, together with his appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of JNNE and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                                       ARTICLE 6
                                     MISCELLANEOUS

6.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

6.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

To JNNE:

Jones Naughton Entertainment, Inc.
5681 Beach Boulevard, Suite 101
Buena Park, CA 90621
Attn: Joe Naughton
Facsimile (714) 994-3242

with a copy to:

The Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Attn: M. Richard Cutler, Esq.
Facsimile (949) 719-1988

To Auction or The Shareholders:

Harvey A. Turell
Nathan Wolfstein
Auctionomics, Inc.
18226 Ventura Boulevard, Unit 103
Tarzana, CA 91356
Facsimile (818) 343-7119

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

6.3 Entire Agreement. This Agreement, together with the schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

6.4 Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

6.5 Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

6.6 Remedies Cumulative. No remedy herein conferred upon and Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6.7 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

6.8 Finders' and Related Fees. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

6.9 Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

6.10 Forum. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

6.11 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

6.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


JONES NAUGHTON ENTERTAINMENT, INC.
a Colorado corporation ("JNNE")

/s/ Joe Naughton
By: Joe Naughton
Its: President and CEO


AUCTIONOMICS, INC.
a Nevada corporation ("AUCTION")


By:/s/Harvey A. Turell

                                     EXHIBIT "A"

                                   Auction Shares


Harvey A. Turell              5,000 Shares

Nathan Wolfstein              5,000 Shares

                                      EXHIBIT "B"

                            Auction Assets and Liabilities

NONE.

                                      EXHIBIT "C"

                                   Auction Contracts

NONE.

                                      EXHIBIT "D"

                                 Consulting Agreement